UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

On November 2, 2017 (the “Settlement Date”), Immunomedics, Inc., a Delaware corporation (the “Company”), venBio Select Advisor LLC, a Delaware limited liability company (“venBio Select”), Dr. David M. Goldenberg, a director of the Company and the Company’s Chief Scientific Officer and Chief Patent Officer (“Goldenberg”), Ms. Cynthia L. Sullivan, a director of the Company and the Company’s former President and Chief Executive Officer (“Sullivan”), Mr. Brian A. Markison, a director of the Company (“Markison”), and Greenhill & Co., Inc. and Greenhill & Co., LLC (together, “Greenhill” and collectively with the Company, venBio Select, Goldenberg, Sullivan, Markison, the “Parties”), entered into a stipulation and agreement of settlement , compromise, and release (the “Settlement Agreement”). The terms and conditions of the Settlement Agreement supersede a binding settlement term sheet entered into on May 3, 2017, by and among the Company, venBio Select, Goldenberg, Sullivan and Markison (the “Initial Term Sheet”), and a second term sheet entered into on June 8, 2017, by and among the Company, venBio Select and Greenhill (the “Greenhill Term Sheet”), in order to resolve certain legal actions, as described below.

Partial Resolution of Litigation

The Settlement Agreement includes (i) a mutual release of all claims that were or could have been asserted in the Federal Action or in the 225 Action (each as defined in Item 8.01 hereof) and (ii) a comprehensive release of all direct and derivative claims that have been or could be asserted by or on behalf of (a) venBio Select or the Company, whether known or unknown, against Greenhill, Goldenberg, Sullivan and Markison and their affiliates and related persons, (b) Goldenberg, Sullivan or Markison, whether known or unknown, against venBio Select or the Company and their affiliates and related persons, and (c) Greenhill, whether known or unknown, against venBio Select, the Company, Goldenberg, Sullivan and Markison and their affiliates and related persons, relating to the Company’s private placement of $125 million of Series A-1 Convertible Preferred Stock, the 2016 Annual Meeting (defined below), the proxy contest waged by venBio Select in advance of the 2016 Annual Meeting, the engagement of Greenhill, the settlement of the venBio Action, the licensing transaction with Seattle Genetics, Inc. (“Seattle Genetics”), and the Termination Agreement, dated May 4, 2017, between the Company and Seattle Genetics. The settlement of claims against Greenhill, Goldenberg, Sullivan and Markison in the venBio Action are subject to approval of the Court of Chancery (the first business day after such approval becomes final and unappealable is referred to herein as the “Effective Date”). The Settlement Agreement contemplates that the venBio Action will remain stayed and that the Company and venBio Select will submit the claims that remain pending against the remaining individual defendants (former directors Robert Forrester, Jason Aryeh, Geoff Cox and Bob Oliver) to non-binding mediation.

Subject to approval by the Court of Chancery the Company agreed to reimburse venBio Select for reasonable fees and expenses it incurred in connection with the venBio Action. The Company has also agreed to reimburse venBio Select for reasonable fees and expenses it incurred in connection with the 225 Action and the Federal Action.

Indemnification

The Settlement Agreement provides that the Company will, to the extent not covered by the Company’s insurance policies, (i) indemnify Goldenberg, Sullivan and Markison from attorneys’ fees and expenses or other losses in connection with the Actions, and (ii) reimburse and indemnify Goldenberg and Sullivan for legal fees for actions taken with respect to the Actions and negotiation of the Settlement Agreement.  The Settlement Agreement provides that the indemnification agreements entered into between the Company and each of Goldenberg, Sullivan and Markison on or about February 9, 2017 shall be terminated and not apply to acts, transactions, legal fees or expenses incurred after the Effective Date.

Intellectual Property Assignments

Pursuant to the Settlement Agreement, Goldenberg and Sullivan have assigned all global intellectual property rights existing as of the Settlement Date, other than express rights to royalties pursuant to existing agreements with the Company and Goldenberg’s patent and related intellectual property relating to cyber space medicine, to the Company, and have agreed to perform all acts reasonably requested by the Company to perfect title in and to all such assigned intellectual property.

Sullivan Resignation

Pursuant to the Settlement Agreement, on the Settlement Date, Sullivan resigned from all director, officer and other positions of the Company and any of its affiliates.  The Settlement Agreement provides that Sullivan will abide by all post-termination covenants and obligations contemplated by her employment agreement with the Company (the “Sullivan Agreement”).  The Company will pay Sullivan any accrued and unpaid salary, pension and welfare benefits through July 1, 2017.  In exchange for a release of claims as required by the Sullivan Agreement and subject to compliance with the terms of the Settlement Agreement, Sullivan is entitled to (i) termination payments in accordance with the Sullivan Agreement for a termination without Cause after a Change in Control, (ii) accelerated vesting or extension of the exercise period for equity awards already earned, pursuant to the Sullivan Agreement, and (iii) COBRA payments.  The foregoing cash payments accumulate to approximately $3.1 million.

Goldenberg Resignation

Pursuant to the Settlement Agreement, on the Settlement Date, Goldenberg resigned from all officer and other positions of the Company and all director, officer and other positions at any of the Company’s affiliates (other than Goldenberg’s position as a member of the board of directors of IBC Pharmaceuticals, the Company’s majority owned U.S. subsidiary), but will remain a director of the Company until his successor is elected and qualified or until his earlier resignation or removal.  The Settlement Agreement provides that Goldenberg will abide by all post-termination covenants and obligations contemplated by his employment agreement with the Company (the “Goldenberg Agreement”).  The Company will pay Goldenberg certain Guaranteed Payments (as defined in the Goldenberg Agreement) through the Settlement Date.  In exchange for a release of claims as required by the Goldenberg Agreement and subject to compliance with the terms of the Settlement Agreement, Goldenberg is entitled to (i) termination payments in accordance with the Goldenberg Agreement for a termination without Cause after a Change in Control, (ii) accelerated vesting or extension of exercise period for equity awards already earned, pursuant to the Goldenberg Agreement, (iii) COBRA and other welfare payments, and (iv) royalties or payment in accordance with existing agreements. The foregoing cash payments accumulate to approximately $2.4 million.

Termination of Greenhill Engagement

Effective as of the Effective Date, the two engagement letters between Greenhill and the Company (the “Greenhill Agreements”) shall be terminated.  The Settlement Agreement provides further that Greenhill has agreed to forgo and not seek any and all fees, expenses or indemnification from the Company, except that the Company shall reimburse Greenhill up to $200,000 for reasonable and documented expenses incurred in connection with Greenhill providing services to the Company pursuant to the Greenhill Agreements, including expenses incurred in connection with the venBio Action.

Arbitration of Disputed Matters

The Company, Goldenberg and Sullivan have agreed to arbitrate disputes relating to Goldenberg’s claimed entitlement to certain equity awards and severance payments, and Goldenberg’s and Sullivan’s claimed rights to certain bonus payments.  The Company has agreed to pay in full the arbitrator in such arbitration as well as reasonable attorneys’ fees and expenses incurred by Goldenberg and/or Sullivan in connection with any such arbitration, up to a cap of $650,000.

The description of the Settlement Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Settlement Agreement, which is incorporated herein by reference. A copy of the Settlement Agreement is filed as Exhibit 10.1 to the Current Report on Form  8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 5.02.

Item 8.01 Other Events.

Litigation Update

Stockholder Claim in the Court of Chancery of the State of Delaware

On February 13, 2017, venBio Select commenced an action captioned venBio Select Advisor LLC v. Goldenberg, et al., C.A. No. 2017-0108-VCL (Del. Ch.) (the “venBio Action”), alleging that Company’s Board breached their fiduciary duties when the Board (i) amended the Company’s Amended and Restated By-laws (the “By-Laws”) to call for a plurality voting regime for the election of directors instead of majority voting, and providing for mandatory advancement of attorneys’ fees and costs for the Company’s directors and officers, (ii) rescheduled the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) from December 14, 2016 to February 16, 2017, and then again to March 3, 2017, and (iii) agreed to the proposed Licensing Transaction with Seattle Genetics.  venBio Select also named Seattle Genetics as a defendant and sought an injunction preventing the Company from closing the licensing transaction with Seattle Genetics.  On March 6, 2017, venBio Select amended its complaint, adding further allegations.  The Court of Chancery entered a temporary restraining order on March 9, 2017, enjoining the closing of the Licensing Transaction.  venBio Select amended its complaint a second time on April 19, 2017, this time adding Greenhill, the Company’s financial advisor on the Licensing Transaction, as an additional defendant.  On May 3, 2017, venBio Select and the Company and individual defendants Goldenberg, Sullivan and Markison (collectively, the “Individual Defendants”) entered into the Initial Term Sheet.  On June 8, 2017, venBio Select, the Company and Greenhill entered into the Greenhill Term Sheet.  Pursuant to the Settlement Agreement, if the Court of Chancery approves the settlement, all claims that were asserted by venBio Select against the Individual Defendants or Greenhill in the venBio Action will be released.  The claims asserted against the remaining individual defendants (former directors Robert Forrester, Jason Aryeh, Geoff Cox and Bob Oliver) will remain stayed pending non-binding mediation.

Lawsuit Against venBio Select Advisor LLC in the U.S. District Court (Delaware)(the “District Court”)

On February 17, 2017, the Company commenced an action captioned Immunomedics, Inc. v. venBio Select Advisor LLC, No. 17-176-LPS (D. Del.) (the “Federal Action”), seeking for the District Court to invalidate the proxies solicited by venBio Select in furtherance of its contest for the election of directors of the Company.  The Company named as defendants venBio Select and its then-nominees, Behzad Aghazadeh,

Scott Canute, Peter Barton Hutt, and Khalid Islam.  The Company alleged that venBio Select had conducted its proxy contest and solicited proxies in violation of the federal securities laws and regulations, namely by failing to timely file a Schedule 13D form indicating venBio Select’s intent to effectuate change at the Company, publishing early voting results of the Company’s annual election of directors, publishing improper statements about the then-incumbent Board, forming a “group” of like-minded stockholders without publicly disclosing the group, and soliciting proxies without disclosing the solicitations to the SEC.  On February 21, 2017, the Company sought an injunction preventing, among other things, the venBio Select nominees from benefiting from the allegedly illegal shadow proxy contest, including, but not limited to, by asserting any claimed right to take office as a member of the Board until venBio Select made corrective disclosures and the stockholders were permitted time to consider them.  On March 2, 2017, the District Court denied the Company the requested relief.  On April 6, 2017, the District Court entered a stipulation and order pursuant to which the Company’s claims were voluntarily dismissed without prejudice.  On April 17, 2017, Dr. Goldenberg, the Company’s Chief Scientific Officer and Chief Patent Officer and director, notified the District Court that he may maintain the claims initially brought by the Company. Pursuant to the Settlement Agreement, all claims that were or could have been asserted in the Federal Action have been released.  Upon execution of the Settlement Agreement, the parties submitted a stipulation dismissing the Federal Action with prejudice.  On November 2, 2017, the District Court closed the Federal Action.

Lawsuit Challenging the Results of the 2016 Election of Directors

On March 3, 2017, six of the seven then-incumbent members of the Company’s Board commenced an action captioned Goldenberg, et al. vs Aghazadeh, et al., C.A. No. 2017-0163-VCL (Del. Ch.) (the “225 Action”), challenging the results of the election of directors at the 2016 Annual Meeting that took place on March 3, 2017, in which all four of venBio Select’s nominees won seats on the Company’s Board.  The director-plaintiffs named as defendants venBio Select and its then-nominees, Behzad Aghazadeh, Scott Canute, Peter Barton Hutt, and Khalid Islam.  The incumbent directors alleged the same underlying facts as the Company alleged in its lawsuit against venBio Select in federal court.  On March 13, 2017, the Court of Chancery entered an order (the “Status Quo Order”) seating all four venBio Select nominees (with the three incumbent directors who also won election (based on the plurality vote standard), the “Status Quo Board”) and limiting the Company’s Board to actions within the “ordinary course of business,” unless either waived by the parties on a case-by-case basis or ordered by the Court of Chancery.  On March 24, 2017, the defendants, venBio Select and its four nominees, moved to dismiss the action.  The plaintiffs in the action have opposed this motion to dismiss, which remains pending.  On April 7, 2017, three of the six plaintiffs voluntarily withdrew their claims, leaving Goldenberg, Sullivan and Markison as plaintiffs.  On April 20, 2017, the parties agreed to permit the Status Quo Board to explore a potential financing plan for the Company and negotiate a termination of the Licensing Transaction. On May 3, 2017, the Parties entered into the Initial Term Sheet, pursuant to which, among other things, the Parties agreed to submit to the Court of Chancery a stipulation and proposed order lifting the Status Quo Order.  On May 4, 2017, the Parties submitted that stipulation, which confirmed that the Status Quo Board is the lawful Board of the Company.  Pursuant to the Settlement Agreement, all claims that were or could have been asserted in the 225 Action have been released.  Upon execution of the Settlement Agreement, the parties submitted a stipulation dismissing the 225 Action with prejudice.  On November 6, 2017, the Court of Chancery entered an Order dismissing the 225 Action with prejudice.

Item 9.01 Financial Statements and Exhibits.

(d)                                 The following exhibits are being filed herewith:

Exhibit No.	Exhibit
10.1

Stipulation and Agreement of Settlement, Compromise, and Release, dated November 2, 2017, by and among Immunomedics, Inc., venBio Select Advisor LLC, Dr. David M. Goldenberg, Cynthia L. Sullivan, Brian A. Markison, Greenhill & Co., Inc., and Greenhill & Co., LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: November 8, 2017	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Vice President, Finance and Chief Financial Officer